Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Peoples Financial Services Corp.

Scranton, Pennsylvania

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our reports dated March 16, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Peoples Financial Services Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

BDO USA, LLP

Harrisburg, Pennsylvania

June 30, 2017